Board of Directors
Integrated Pharmaceuticals, Inc.
Fitchburg, MA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 6, 2006, on the financial statements of Integrated Pharmaceuticals, Inc. as of December 31, 2005 and 2004 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.
Spokane, Washington

January 25, 2007